EXHIBIT 99.1

Behringer Harvard Acquires Parkside Apartments
in Houston Metro Area

DALLAS, August 12, 2013 — Behringer Harvard announced today its acquisition of Parkside Apartments, a 240-unit apartment community in Sugar Land, an affluent and rapidly-growing city in eastern Fort Bend County approximately 20 miles southwest of downtown Houston.

Parkside Apartments was acquired for the portfolio of Behringer Harvard Opportunity REIT II, Inc. through a joint venture with affiliates of Houston-based Arcadian Real Estate Group (AREG), a comprehensive real estate company offering leasing, management and investment services. A Behringer Harvard affiliate will serve as the managing partner and AREG will provide property management services.

“We are pleased to acquire this well-leased community in a supply-constrained submarket on an attractive basis below replacement cost,” said Mr. Michael O’Hanlon, Chief Executive Officer of Behringer Harvard’s Opportunity Platform. “Texas is an attractive market for institutional investors, and Houston benefits from a strong economy and favorable demographics. We expect Parkside Apartments to provide attractive cash flow and strong upside potential. Our value-added improvement program should further enhance the appeal of this popular community while lifting rents.”

The joint-venture partners are planning a renovation program that will include improvements for Parkside Apartment’s common-area amenities, such as the clubhouse and pool, and upgrades to unit finishes. AREG will provide construction management services for the two-year renovation project.

Built in 1998 on a 9.2 acre site at 12100 S. Highway 6 South, Parkside Apartments comprises 19 residential buildings of two or three stories each. The garden-style apartment homes feature up to three bedrooms and two baths. Ranging in size from 643 square feet to 1,300 square feet, the units include 9-foot ceilings and full-size washer and dryer connections. Covered parking and detached garages also are available.

Situated near the intersection of Highway 6 and U.S. Highway 90, Parkside Apartments also offers convenient access to U.S. Highway 59. The community is less than a mile from Sugar Land Airport and the Imperial Sugar Land development, a master-planned mixed-use project now underway. Plans for the 700-acre Imperial Sugar Land include a professional business park, residential neighborhoods, retail centers, restaurants and lodging. The newly constructed Constellation Field is already hosting the minor-league baseball games of the Sugar Land Skeeters.

About Behringer Harvard

Behringer Harvard creates, manages and distributes global institutional-quality alternative investment programs for individual and institutional investors. Programs sponsored and managed by the Behringer Harvard group of companies have attracted equity of more than $6 billion and made investments into more than $11 billion in assets. For more information, contact our U.S. headquarters toll-free at 866.655.3600 or our European headquarters at 011 49 40 34 9999 90, or visit us online at behringerharvard.com.

About Arcadian Real Estate Group

Arcadian Real Estate Group is a Houston-based group of companies offering comprehensive real estate investment and management services. Affiliates include: Arcadian Real Estate Services, offering property management, construction management and project management services for commercial and multifamily assets; and Arcadian Real Estate Capital, providing investment underwriting, acquisitions, asset management and special asset services. For more information, visit arcadianre.com or call 281.276.8800.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Behringer Harvard Opportunity REIT II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent Quarterly Reports on Form 10-Q. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312	David Nesmith Richards Partners for Behringer Harvard david_nesmith@richards.com 214.891.2864